                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Xilinx, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[XILINX LOGO]

                                 June 23, 1999

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Xilinx to be held at 11:00 am on Friday, August 6, 1999 at Xilinx's headquarters, 2100 Logic Drive, San Jose, California. At this meeting you are being asked to vote on several matters recommended unanimously by the Board of Directors.

   In particular, I want to call your attention to our stock option proposal. We are asking our shareholders to approve a quasi-evergreen stock option plan, meaning that the plan would reserve for issue 4% of the Company's outstanding shares for the next five years. Employee stock options have received criticism in recent years: first, options are said to excessively dilute shareholders' interest. Secondly, some companies grant options in ways that unfairly allocate rewards to senior management.

   To minimize dilution of the newly issued shares, no Xilinx employee can receive an option with an exercise price less than 100% of the fair market value. Furthermore, Xilinx has removed the ability to reprice "underwater' options from our plan without shareholder approval. Xilinx is taking this step because we have not repriced options in the last three years and we recognize that option repricings raise significant policy issues.

   In addition, we have adopted the practice of repurchasing our stock from time to time, using the proceeds we receive from stock option exercises plus the tax benefits to Xilinx from deductions on account of option exercises and sales. In the past three years, Xilinx has repurchased 12.0 million post split shares for a total of $240 million using the $111 million of option exercise proceeds and $68 million of tax benefits. The net effect of this is that the increase in overall stockholder value far exceeds the increase in outstanding shares.

   The other criticism of stock options is that they have been granted predominantly to senior management. At Xilinx, we have a very broad-based stock option program. Over the past five years, options granted to executive officers (excluding hire-on options) approximated 15% of all options granted, while 85% were provided to new hires and existing employees other than executive officers. However, in Silicon Valley it's extremely difficult to attract and retain experienced employees. Our challenge and our opportunity is to ensure that these valued employees, our most significant asset, are appropriately rewarded and encouraged to stay with the Company to help it grow, while increasing shareholder value.

   During the fiscal year, we redeemed $250 million of convertible debt, making us debt free, and helping to boost our shareholder's equity to $879 million, an increase of nearly 60% from last year. Our revenues have grown every year in our fifteen year history. We generate $463,000 of revenue per employee, considerably more than the semiconductor industry as a whole. If you had invested $100 in Xilinx at our initial public offering price in 1990, your investment would be worth $2,435 at the end of fiscal 1999, an increase of over 2,300%.

   I urge you to vote to ratify our option program and approve the other items being presented to you.

                                          Very truly yours,

                                          /s/ WILLEM P. ROELANDTS

                                          Willem P. Roelandts
                                          Chief Executive Officer

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PLEASE REFERENCE THE "VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR INFORMATION.

                                 [XILINX LOGO]

                                  XILINX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 August 6, 1999

To The Stockholders:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), will be held on Friday, August 6, 1999 at 11:00 a.m., local time, at the Company's business address at 2100 Logic Drive, San Jose, California, for the following purposes:

     1. To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified.

     2. To ratify and approve an amendment to the Company's 1997 Stock Plan to provide for an automatic annual increase in the number of shares available for issuance under the 1997 Stock Plan beginning in 2000 and continuing through 2004.

     3. To ratify and approve an amendment to the Company's 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 1, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on June 9, 1999 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          For the Board of Directors

                                          /s/ ROBERT C. HINCKLEY

                                          Robert C. Hinckley
                                          Secretary

San Jose, California
June 23, 1999

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PLEASE REFERENCE THE "VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR INFORMATION.

                                 XILINX, INC.

                               ----------------

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

   The enclosed Proxy is solicited on behalf of Xilinx, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Friday, August 6, 1999 at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's business address at 2100 Logic Drive, San Jose, California.

   The Company's principal executive offices are located at 2100 Logic Drive, San Jose, California 95124. The telephone number at that location is (408) 559-7778.

   These proxy solicitation materials were mailed on or about June 23, 1999 to all stockholders entitled to vote at the meeting.

             INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share of Common Stock of the Company ("Common Stock") with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

   The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Beacon Hill Partners to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $5,500 plus out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Voting via the Internet and Telephone

   Stockholders whose shares are registered directly with EquiServe, L.P. may vote either via the Internet or by calling EquiServe, L.P. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity through the use of a Control Number that is provided on each proxy form. The procedure also allows the stockholder to vote his/her shares and to confirm that voting instructions have been properly recorded. The enclosed proxy form contains specific instructions regarding this procedure.

   If a stockholder's shares are registered in the name of a bank, brokerage firm, or other custodian, that stockholder may also be eligible to electronically vote via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If a stockholder's bank or brokerage firm is participating in ADP's program, the proxy form will provide instructions for electronic voting.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

   While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter other than the election of directors, broker non-votes with respect to proposals set forth in this Proxy Statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Record Date and Shares Outstanding

   Only stockholders of record at the close of business on June 9, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 156,988,093 shares of the Company's Common Stock were outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $49.0625 per share.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than February 23, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than May 9, 2000. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

Stock Split

   On January 18, 1999, the Board of Directors announced a 2-for-1 stock split of the outstanding shares of Common Stock of the Company (the "Stock Split"). The Stock Split was effected through a stock dividend pursuant to which stockholders of record as of the close of business on February 18, 1999 were entitled to receive as a dividend one (1) share of Common Stock for each share of Common Stock owned by them. The Board of Directors approved the Stock Split to lower the market price and to increase the trading activity of the Company's Common Stock with a view to obtaining wider distribution and improved marketability of the Common Stock. Unless otherwise indicated, all share and per share amounts presented herein related to the Company's capital stock reflect the Stock Split.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

                                                                      Director
       Name of Nominee      Age         Principal Occupation           Since
       ---------------      ---         --------------------          --------
   Bernard V.
    Vonderschmitt.......... 75  Chairman of the Board                   1984
   Willem P. Roelandts..... 54  President and Chief Executive Officer   1996
   John L. Doyle........... 67  Consultant                              1994
   Philip T. Gianos........ 49  General Partner, InterWest Partners     1985
   William G. Howard, Jr... 57  Consultant                              1996
   Frank S. Sanda.......... 50  President, Japan Communications, Inc.   1998

   Mr. Vonderschmitt was Chief Executive Officer of the Company from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994. Mr. Vonderschmitt now serves as Chairman of the Company's Board of Directors and as a consultant to the Company. Mr. Vonderschmitt is also a director of Credence Systems, Inc., International Microelectronic Products, Inc. and Sanmina Corporation.

   Mr. Roelandts joined the Company in January 1996 as Chief Executive Officer and as a member of the Company's Board of Directors. In April 1996, he was appointed to the additional position of President of the Company. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a computer manufacturer, as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992.

   Mr. Doyle was Executive Vice President of Hewlett-Packard Company from June 1990 to September 1991, and was Co-Chief Executive Officer of Hexcel Corp., a manufacturer of honeycomb, advanced composites, reinforced fabrics and resins, from July 1993 to December 1993. From September 1991 to July 1993, and from December 1993 to the present, Mr. Doyle has been an independent consultant. In addition, Mr. Doyle is a director of Analog Devices, Inc. and DuPont Photomasks, Inc.

   Mr. Gianos has been a General Partner of InterWest Partners since August
1982.

   Mr. Howard has worked as an independent consultant since December of 1990. Mr. Howard also serves as a director of BEI Electronics, Inc., BEI Technologies, Inc., Credence Systems Corporation, Ramtron International Corporation, and VLSI Technology, Inc.

   Mr. Sanda served as the Vice President and General Manager of the Japan Cellular Subscriber Division of Motorola, Inc. from January 1990 to July 1994 and was President and Chief Executive Officer of Apple Japan, Inc. from July 1994 to July 1995. Since July 1995, Mr. Sanda has served as President and Chief Executive Officer of L.T.S. & Co. Ltd., and since May 1996, he has served as Chairman, President, and Chief Executive Officer of Nihon Tsushin K.K. (Japan Communications, Inc.).

   Mr. Vonderschmitt is Mr. Sanda's brother-in-law. There are no other family relationships among the directors or executive officers of the Company.

Required Vote

   The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the named officers in the "Summary Compensation Table" (collectively, the "Named Executive Officers") and (iv) all directors and executive officers at fiscal year end as a group:

                                                              Number   Percent
          Directors, Officers and 5% Stockholders           of Shares  of Total
          ---------------------------------------           ---------  --------
Principal Stockholders
 FMR Corp. (1)............................................. 14,825,940   9.4%
  82 Devonshire Street
  Boston, MA 02109
 T. Rowe Price Associates, Inc. (1)........................ 11,708,400   7.5%
  100 E. Pratt Street
  Baltimore, MD 21202
Directors
 Bernard V. Vonderschmitt (2)..............................  2,281,340   1.5%
 Willem P. Roelandts (3)...................................  1,302,111     *
 John L. Doyle (4).........................................    129,500     *
 Philip T. Gianos (5)......................................    125,422     *
 William G. Howard, Jr. (6)................................     95,500     *
 Frank S. Sanda (7)........................................     34,000     *
Named Executive Officers
 R. Scott Brown (8)........................................    830,629     *
 Kris Chellam (9)..........................................     90,833     *
 Steven D. Haynes (10).....................................    296,434     *
 Dennis Segers (11)........................................    240,302     *
 Richard W. Sevcik (12)....................................    371,501     *
 Gordon M. Steel (13)......................................  1,291,964     *
All directors and executive officers at fiscal year end as
 a group (12 persons) (14).................................  7,089,536   4.5%

--------
*Less than 1%
 (1) Based on information contained in the Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 12, 1999.
 (2) Includes 2,269,840 shares held by the Bernard V. and Theresa S. Vonderschmitt Joint Trust and options to purchase 11,500 shares of Common Stock exercisable within 60 days of the Record Date.
 (3) Includes options to purchase 1,297,601 shares of Common Stock exercisable within 60 days of the Record Date. Mr. Roelandts is Chief Executive Officer of the Company, in addition to being a director.
 (4) Includes options to purchase 129,500 shares of Common Stock exercisable within 60 days of the Record Date.
 (5) Includes 20 shares held by his son and options to purchase 94,076 shares of Common Stock exercisable within 60 days of the Record Date.
 (6) Includes options to purchase 95,500 shares of Common Stock exercisable within 60 days of the Record Date.

 (7) Includes options to purchase 20,000 shares of Common Stock exercisable within 60 days of the Record Date.
 (8) Includes options to purchase 625,629 shares of Common Stock exercisable within 60 days of the Record Date.
 (9) Includes 2,500 shares held by his immediate family, 4,000 shares held by a Family Corporation and options to purchase 78,333 shares of Common Stock exercisable within 60 days of the Record Date.
(10) Includes options to purchase 296,126 shares of Common Stock exercisable within 60 days of the Record Date.
(11) Includes 1,850 shares held by his immediate family members, and options to purchase 236,884 shares of Common Stock exercisable within 60 days of the Record Date.
(12) Includes options to purchase 369,167 shares of Common Stock exercisable within 60 days of the Record Date.
(13) Includes options to purchase 630,234 shares of Common Stock exercisable within 60 days of the Record Date.
(14) Includes options held by officers and directors of the Company to purchase an aggregate of 3,884,550 shares of Common Stock exercisable within 60 days of Record Date.

Board Meetings and Committees

   The Board of Directors of the Company held a total of eight (8) meetings during the fiscal year ended April 3, 1999. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served during the time each director was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

   The Audit Committee, which currently consists of John L. Doyle, William G. Howard, Jr. and Frank S. Sanda, met five (5) times during fiscal year 1999. The Audit Committee consults with the Company's independent auditors concerning the scope of the audit and reviews with them the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results and reviews the Company's control procedures and personnel.

   The Compensation Committee, which currently consists of Philip T. Gianos, William G. Howard, Jr. and Frank S. Sanda, met one (1) time during fiscal year 1999. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The committee determines the compensation of the Company's executive officers and has exclusive authority to grant options to executive officers under the 1997 Stock Option Plan.

Compensation of Directors

 Standard Arrangements

   The Company pays its non-employee directors $1,500 per regular Board meeting attended, $1,000 per committee meeting attended and a $12,000 annual fee.

   The Company's 1997 Stock Plan currently provides for an automatic grant of nonstatutory options to outside directors of the Company. Each eligible outside director is granted an initial option to purchase 48,000 shares of Common Stock on the date of the director's first meeting after becoming a director and an additional option to purchase 12,000 shares of Common Stock on an annual basis thereafter. Director options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and currently vest over four years.

   Mr. Vonderschmitt, who served as the Company's Chief Executive Officer from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994, became an outside director on April 1, 1998.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

   On January 11, 1996, the Company entered into a letter agreement with Willem P. Roelandts, its current President and Chief Executive Officer, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for base compensation of $41,667 per month, a target bonus equal to 60% of base salary and the grant of options to purchase 1,600,000 shares of Common Stock, exercisable at $15.90 per share and vesting over a five year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he will receive two years' base pay, two years' target bonus, two years' medical and dental insurance and full vesting of all previously unvested stock options.

   In January 1996, Bernard V. Vonderschmitt resigned as Chief Executive Officer of the Company. On June 1, 1996, Mr. Vonderschmitt became a consultant to the Company pursuant to a consulting agreement effective the same date (the "Consulting Agreement"). The Consulting Agreement provides that Mr. Vonderschmitt shall continue his service as Chairman of the Company's Board of Directors and, as reasonably requested by the Company, shall provide advice on issues of importance to the Company, including general corporate, technological and marketing issues. The terms of the Consulting Agreement provide for minimal compensation, continued vesting of all stock options which Mr. Vonderschmitt received as President of the Company and for reimbursement of expenses incurred by Mr. Vonderschmitt in connection with the provision of his consulting services as well as the provision of medical and dental insurance for Mr. Vonderschmitt and his spouse.

   On April 10, 1997, the Company entered into a letter agreement with Richard Sevcik, its current Senior Vice President, Software, Cores and Support, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for a hire-on bonus of $150,000 payable over two years in equal installments, base compensation of $29,167 per month, a target bonus equal to 50% of base salary with the first two Fiscal Year 1998 quarters guaranteed and the grant of options to purchase 600,000 shares of Common Stock, exercisable at $23.4375 per share and vesting over a four year period. The letter agreement provides that in the event that Mr. Sevcik voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement further provides that if Mr. Sevcik was terminated without cause within the first two years of his employment with the Company, he would have received one years' base pay, one years' target bonus and one years' medical and dental insurance. The letter agreement also provides that if Mr. Sevcik is terminated without cause within one year of a change in control of the Company, he would have received one years' base pay, one years' target bonus, one years' medical and dental insurance and one year's vesting of unvested stock options.

   On December 3, 1997, the Board of Directors approved a discretionary plan enabling them to provide for the acceleration of the vesting by one year of options of an officer in the event of the voluntary resignation by such officer at or after attaining the age of fifty (50) with at least five year's service as an officer of the Company. Such acceleration of the vesting of options is subject to certain restrictions and conditions as determined by the Board of Directors.

   On July 22, 1998, the Company entered into a letter agreement with Kris Chellam, its current Senior Vice President, Finance and Chief Financial Officer, relating to terms of his employment and his initial level of compensation. The agreement provides for a hire date of July 27, 1998 and hire-on bonus of $150,000 payable in six equal, quarterly installments, base compensation of $22,916.67 per month, and the grant of options to purchase 300,000 shares of Common Stock at a price per share equal to $17.8125 and vesting at the rate of 25% following his first-year anniversary with the Company and the rate of 2.08% per month for the following three years. The letter agreement further provides that if Mr. Chellam voluntarily terminates his employment with the Company within one year, he must return to the Company a pro-rated portion of his hire-on bonus.

   On July 27, 1998, Gordon Steel resigned as Senior Vice President, Finance and Chief Financial Officer of the Company. Mr. Steel entered into a separation agreement (the "Separation Agreement") effective the same date. The Separation Agreement provides for Mr. Steel's change in title to Executive Consultant, and further provides that he shall remain a full-time employee of the Company until September 30, 1998 and shall retain his current salary until such date. The Separation Agreement also provides that, effective October 1, 1998, Mr. Steel's status changed from full-time employee to part-time Consultant and independent contractor. On September 30, 1998, Mr. Steel entered into a consulting agreement (the "Consulting Agreement") with the Company, outlining the terms of his employment as part-time Consultant and independent contractor through September 30, 2000. The Consulting Agreement provides for, among other things, immediate acceleration of vesting of all stock options that would have vested on or before September 30, 1999, continued medical and dental benefits for Mr. Steel and any eligible dependents until he is qualified for another company's medical plan, and reimbursement of travel expenses incurred by Mr. Steel in connection with his consulting services, and a non-compete clause for the period of his consultancy.

   On November 1, 1998, R. Scott Brown resigned as Senior Vice President, Worldwide Sales of the Company. On February 11, 1999, Mr. Brown entered into a separation agreement (the "Separation Agreement") with the Company. The Separation Agreement provides that Mr. Brown's employment status shall change from full-time employee of the Company to part-time Consultant and independent contractor effective April 3, 1999. The terms of the Separation Agreement provide for compensation in the amount of $5,209 per month, continued vesting of all stock options through April 3, 1999, an acceleration of vesting of one-year's worth of stock options on April 3, 1999, and medical and dental coverage for Mr. Brown and any eligible dependents until he is qualified for another company's medical plan. The Separation Agreement also provides that Mr. Brown's Consultant and independent contractor status would terminate after April 3, 2001. On March 23, 1999, Mr. Brown entered into a services agreement (the "Services Agreement") which sets forth the terms of his role as Consultant and independent contractor for the Company.

Executive Compensation

   The following table sets forth compensation paid for services to the Company in all capacities during the three fiscal years ended April 3, 1999 to
(i) the Company's Chief Executive Officer, (ii) the four other most highly compensated individuals who were serving as executive officers of the Company at the end of the Company's fiscal year ended April 3, 1999, and (iii) Mr. Brown and Mr. Steel, who would have been two of the Company's four most highly compensated executive officers had they been executive officers of the Company through the end of Company's fiscal year ended April 3, 1999:

                          Summary Compensation Table

                                                                  Long-Term
                                                                Compensation
                                      Annual Compensation         Awards(2)
                                     ----------------------     ------------        All Other
     Name and Principal Position     Year  Salary  Bonus(1)     Option(s)(#)       Compensation
     ---------------------------     ---- -------- --------     ------------       ------------
 Willem P. Roelandts................ 1999 $583,000      --         320,400(3)        $ 5,544(6)
  President and Chief                1998 $550,000      --         180,000(4)        $39,097(7)
  Executive Officer                  1997 $550,000 $300,000        160,050(5)        $20,531(8)
 R. Scott Brown(9).................. 1999 $312,500 $184,688            --            $ 1,200(12)
  Former Senior Vice President,      1998 $312,500      --             --            $   600(12)
  Worldwide Sales and Executive      1997 $235,000 $134,342(10)     35,467(5)(11)        --
  Consultant
 Kris Chellam(13)................... 1999 $178,221 $146,497(14)    340,000(15)       $   600(12)
  Senior Vice President,             1998      --       --             --                --
  Finance and Chief Financial
  Officer                            1997      --       --             --                --
 Steven D. Haynes................... 1999 $225,500 $133,900         60,000(16)       $19,439(17)
  Vice President,                    1998 $195,000 $112,797(10)     40,000(4)        $59,290(18)
  Worldwide Sales                    1997 $183,758 $ 82,790(10)     40,050(5)        $48,848(19)
 Dennis Segers...................... 1999 $238,625 $139,756        110,000(20)       $10,870(6)
  Senior Vice President              1998 $195,000 $ 30,000         80,000(4)        $31,366(21)
  and General Manager                1997 $157,035 $ 61,406         60,050(5)        $11,651(22)
 Richard W. Sevcik(23).............. 1999 $378,000 $261,157         60,000(25)       $ 4,892(6)(27)
  Senior Vice President              1998 $340,805 $163,500(24)    680,000(26)       $ 2,734(28)
  and General Manager                1997      --       --             --                --
 Gordon M. Steel(29)................ 1999 $136,921 $ 42,778            --            $ 4,135(30)
  Former Senior Vice President,      1998 $230,000      --             --            $11,495(28)
  Finance and Chief Financial
   Officer                           1997 $216,000 $ 54,000         40,050(5)        $22,956(21)

--------
 (1) Except as otherwise provided, represents management incentives earned in fiscal years 1999, 1998, and 1997 for achievement of corporate and individual objectives.
 (2) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the Securities and Exchange Commission (the "SEC").
 (3) Represents 300,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives, 10,200 options granted on each of October 15, 1998 and April 15, 1999 as part of the Management Incentive Plan.
 (4) Represents options granted on April 1, 1998 based on achievement of fiscal 1998 corporate and individual objectives.

 (5) Represents 50 options granted on October 15, 1996 pursuant to a Profit Sharing Plan grant and options granted on May 8, 1997 based on achievement of fiscal 1997 corporate and individual objectives.
 (6) Includes $1,200 of employer contributions made to the employee's 401(k) account for achievement of corporate objectives plus the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
 (7) Represents $600 of employer contributions made to the employee's 401(k) account for achievement of corporate objectives, $22,870 in term life insurance premiums paid by the Company for 1998 and $15,627 representing the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
 (8) Represents term life insurance premiums paid by the Company for 1998.
 (9) Mr. Brown retired from the Company on November 1, 1998.
(10) Represents sales commissions, as the employee did not participate in the Management Incentive Plan.
(11) Options granted were adjusted by agreement between Mr. Brown and the Company.
(12) Represents employer contributions made to the employee's 401(k) account for achievement of corporate objectives.
(13) Mr. Chellam was hired on July 27, 1998.
(14) Includes $75,000 of a $150,000 hire-on bonus, the remainder of which will be paid in 2000.
(15) Represents 300,000 options granted on July 27, 1998 on a new hire agreement, and 40,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(16) Represents 20,000 options granted on November 24, 1998 based on Mr. Haynes' promotion to Senior Vice President of Worldwide Sales and 40,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(17) Represents $1,200 of employer contributions made to the employee's 401(k) account for achievement of corporate objectives plus the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan. Also includes car allowance of $7,200 and relocation bonus of $7,500.
(18) Represents a $7,200 car allowance, $30,000 of relocation expenses and $22,090 representing the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(19) Represents a $6,900 car allowance, $30,000 of relocation expenses, a $785 airline ticket paid for by the Company and $11,163 representing the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(20) Represents 30,000 options granted on November 24, 1998 based on Mr. Segers' promotion to Vice President and 80,000 options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(21) Represents the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(22) Represents a $1,239 patent award and $30,127 representing the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(23) Mr. Sevcik was hired on April 10, 1997.
(24) Also includes a $75,000 hire-on bonus and a $1,000 employee referral bonus.
(25) Represents options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(26) Represents 600,000 options granted on April 10, 1997 based on a new-hire agreement and 80,000 options granted on April 1, 1998 based on achievement of fiscal 1998 corporate and individual objectives.
(27) Also includes a $463 airline ticket paid for by the Company.
(28) Represents $600 of employer contributions made to the employee's 401(k) account for achievement of corporate objectives plus the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(29) Mr. Steel resigned from the Company on July 27, 1998.
(30) Represents $600 of employer contribution made to the employee's 401(k) account for achievement of corporate objectives, $3,065 representing the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan. Also includes a $470 retirement gift.

   The following table shows option grants during the fiscal year ended April 3, 1999 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten year option term:

                       Option Grants in Last Fiscal Year

                                      Individual Grants
                         ---------------------------------------------  Potential Realizable
                                        % of Total                        Value at Assumed
                                         Options                       Annual Rates of Stock
                                        Granted to                     Price Appreciation for
                                        Employees                           Option Term
                         Options/SARs   in Fiscal  Exercise Expiration ----------------------
Name                      Granted(1)     Year(2)   Price(3)  Date(4)     5%(5)      10%(5)
----                     ------------   ---------- -------- ---------- ---------- -----------
Willem P. Roelandts.....   180,000(6)      1.9%    $19.9375  04/01/08  $2,256,945 $ 5,719,543
                            10,200(7)      0.1%    $19.9688  10/15/08  $  128,094 $   324,616
                           300,000(9)      3.3%    $43.6250  04/01/09  $8,230,658 $20,858,104
                            10,200(8)      0.1%    $49.50    04/15/09  $  317,529 $   804,681

R. Scott Brown..........       --          --           --        --          --          --

Kris Chellam............   300,000(10)     3.3%    $17.8125  07/27/08  $3,360,655 $ 8,516,561
                            40,000(9)      0.4%    $43.6250  04/01/09  $1,097,421 $ 2,781,080

Steven D. Haynes........    40,000(6)      0.4%    $19.9375  04/01/08  $  501,543 $ 1,271,009
                            20,000(11)     0.2%    $26.2188  11/24/08  $  329,777 $   835,720
                            40,000(9)      0.4%    $43.6250  04/01/09  $1,097,421 $ 2,781,080

Dennis Segers...........    80,000(6)      0.8%    $19.9375  04/01/08  $1,003,086 $ 2,542,019
                            30,000(12)     0.3%    $26.2188  11/24/08  $  494,665 $ 1,253,580
                            80,000(9)      0.8%    $43.6250  04/01/09  $2,194,842 $ 5,562,161

Richard W. Sevcik.......    80,000(6)      0.8%    $19.9375  04/01/08  $1,003,086 $ 2,542,019
                            60,000(9)      0.6%    $43.6250  04/01/09  $1,646,131 $ 4,171,620

Gordon M. Steel.........       --          --           --        --          --          --

--------
 (1) These options were granted under the Company's 1997 Stock Option Plan, have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.
 (2) Includes options to purchase an aggregate of approximately 9,236,748 shares of Common Stock of the Company which were granted to all employees during the fiscal year ended April 3, 1999.
 (3) The exercise price may be paid by check, cash or delivery of shares that are already owned.
 (4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.
 (5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.
 (6) Represents options granted April 1, 1998 based on achievement of fiscal 1999 corporate and individual objectives.
 (7) Represents options granted October 15, 1998 as part of the management incentive plan.
 (8) Represents options granted on April 15, 1999 as part of the management incentive plan.
 (9) Represents options granted April 1, 1999 based on achievement of fiscal 1998 corporate and individual objectives.
(10) Represents options granted on July 27, 1998 based on a new-hire agreement.
(11) Represents options granted on November 24, 1998 based on promotion to Senior Vice President, Worldwide Sales.
(12) Represents options granted on November 24, 1998 based on promotion to Senior Vice President.

   The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended April 3, 1999, and the year-end value of unexercised options:

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                    Values

                                                         Number of           Value of Unexercised
                                                    Unexercised Options      In-the-Money Options
                           Shares                  at Fiscal Year End(1)   at Fiscal Year End($)(1)
                          Acquired      Value    ------------------------- -------------------------
Name                     on Exercise  Realized   Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Willem P. Roelandts.....       --            --   1,132,779    1,117,471   $30,294,368  $20,991,860
R. Scott Brown..........   389,000   $12,041,513    685,629          --    $24,119,386          --
Kris Chellam............       --            --         --       340,000           --   $ 7,743,750
Steven D. Haynes........    27,602   $   681,763    275,255      180,445   $ 8,449,751  $ 3,369,112
Dennis Segers...........    13,000   $   189,854    199,675      265,175   $ 5,659,397  $ 4,238,826
Richard W. Sevcik.......       --            --     307,500      432,500   $ 6,277,656  $ 7,729,843
Gordon M. Steel.........       --            --     630,234          --    $22,093,036          --

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the options at April 3, 1999 ($43.6250 per share) and the exercise price of the options.

Report of the Compensation Committee of the Board of Directors

 Overview

   The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the Profit Sharing Plan, the Management Incentive Plan, the 1990 Employee Qualified Stock Purchase Plan and the 1997 Stock Plan. The Compensation Committee is comprised of independent, non-employee directors who have no interlocking relationship as defined by the SEC. The Committee regularly consults independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. The companies whose proxies and other publicly available materials the Committee reviews in the course of setting executive compensation levels are in similar industries and are of roughly similar size (as measured by revenues and aggregate market value) and maturity as the Company.

   The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined goals. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and stockholders.

   In determining compensation for the Company's officers for the 1999 fiscal year, the Committee considered a number of factors. In the case of all officers of the Company, determination of base salary was based on a number of criteria, including the individual officer's performance level during the prior year, the officer's base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies in Xilinx's industry and of comparable size. Determination of base salary is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on subjective, informal policies and practices, including an overall review of the foregoing factors, all of which have generally equal importance in making the determination of base salary.

   With respect to cash bonuses paid to officers of the Company for fiscal 1999, each officer was assigned a target bonus equal to a specified percentage of his base salary at the beginning of the fiscal year. For all officers that target percentage was established based on target bonuses of comparable officers at comparable companies. Whether or not bonuses are paid is determined solely by whether or not the Company has achieved corporate financial goals for a given quarter. If bonuses were paid, they were paid semiannually in fiscal 1999. For the 1999 fiscal year, payment of such bonuses depended upon achievement of pre-stated levels of revenue growth and operating income goals, weighted equally.

   The Committee's determination with respect to stock option grants to officers for fiscal year 1999 was based on both individual performance and corporate performance. Determination of option grant amounts is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on subjective, informal policies and practices, including an overall review of both individual and corporate performance, each of which has generally equal importance in the determination of option grant amounts, and the value of stock option grants of comparable officers at comparable companies.

 Compensation Philosophy

   The goals of the compensation program are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles that apply to all corporate employees:

     Competitive Levels of Compensation. The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. To ensure that this program is competitive, the Company periodically reviews the compensation practices of other leading companies in similar industries. The Company believes that its compensation levels are near the median of industry compensation levels.

     Compensation Linked to Performance. Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenue growth, operating profits and performance relative to that of competitors. Individual performance is evaluated in the context of progress against established objectives.

     Fairness and Feedback in the Compensation Determination and Administration Processes. The Company applies its compensation philosophy worldwide and endeavors to achieve equity in compensation paid all employees. The Company believes that all employees should understand the performance evaluation and compensation administration processes and endeavors to make such processes fully comprehensible to them.

 Modes of Compensation

   At least once a year, the Company reviews employees' base salaries, taking into consideration each employee's performance and salaries for competitive positions in the labor market.

   The Company has a worldwide Profit Sharing Plan and a Management Incentive Plan. These plans provide for a portion of profits to be shared with employees only if the Company achieves pre-stated levels of growth in revenue and operating income. The Company's officers and key managers, including certain of the Named Executive Officers, participate in the Management Incentive Plan, while all other employees (with the exception of employees in the Sales Incentive Plan), participate in the Profit Sharing Plan (provided that they are employed for the entire calendar quarter). Officers and key managers do not participate in the Profit Sharing Plan.

   The Company believes that all employees are responsible for achieving corporate profit objectives. Under the Management Incentive Plan, distribution of eligible profits occurs semiannually. Individual awards are based upon salary, Company performance and level of responsibility. Pursuant to the terms of the Profit Sharing Plan, eligible profits are distributed quarterly, with 50% divided equally among all participants and the other 50% divided proportionately among participants based on salary level.

   The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect the Company has both a 1988 Stock Option Plan and a 1997 Stock Plan, as well as a 1990 Employee Qualified Stock Purchase Plan. The 1988 Stock Option Plan and the 1997 Stock Plan utilize vesting periods to encourage individuals to remain in the employ of the Company and to support the long term interests of the stockholders. The 1988 Stock Option Plan had a ten-year life span and expired on March 18, 1998. No shares have been granted under the 1988 Stock Option Plan since its expiration. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and generally vest over a four-year or five-year period. Stock option grants are provided at a level calculated to be competitive within the semiconductor industry as well as within a broader group of companies of comparable size and complexity. Under the 1990 Employee Qualified Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

 Compensation of the Chief Executive Officer

   Mr. Roelandts became Chief Executive Officer of the Company in January, 1996 and President of the Company in April, 1996. Pursuant to the recommendation of the Compensation Committee, Mr. Roelandts received an annual base salary in the amount of $550,000. Mr. Roelandts was also eligible for a performance-based bonus targeted at 60% of his annual base salary per year upon the achievement of certain performance goals set by the Board of Directors, with the bonus payable to Mr. Roelandts semi-annually as stock options in lieu of a cash bonus. The total number of stock options available was 20,400. An award of 10,200 options was granted on each of October 15, 1998 and April 15, 1999 for achieving the specific goals. The exercise prices for these options were $19.9688 and $49.50, respectively, and each option vests in equal monthly increments over four years. The Committee determined Mr. Roelandts' compensation pursuant to subjective, informal policies and practices, including assessment of his achievements, and a review of compensation paid to chief executive officers of comparable companies.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                          OF DIRECTORS

                                          --Philip T. Gianos
                                          --William G. Howard, Jr.
                                          --Frank S. Sanda

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries.

Certain Transactions with Management and Others

   The Company and Willem P. Roelandts, President and Chief Executive Officer, have entered into a letter agreement relating to Mr. Roelandts' employment and compensation due Mr. Roelandts in the event of his termination from the Company under certain circumstances. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Bernard V. Vonderschmitt, former Chief Executive Officer of the Company, entered into a Consulting Agreement dated June 1, 1996, relating to the provision of consulting services by Mr. Vonderschmitt to the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Richard Sevcik, Senior Vice President and General Manager, entered into a letter agreement dated April 10, 1997, relating to the terms of his employment with the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Gordon M. Steel, Former Senior Vice President, Finance and Chief Financial Officer, entered into a letter agreement dated July 27, 1998, relating to the termination of his employment with the Company and a consulting agreement dated September 30, 1998, relating to the provision of consulting services by Mr. Steel to the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and Kris Chellam, Senior Vice President, Finance and Chief Financial Officer, entered into a letter agreement dated July 27, 1998, relating to the terms of his employment with the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

   The Company and R. Scott Brown, former Senior Vice President, Worldwide Sales and Executive Consultant, entered into a letter agreement dated February 11, 1999, relating to the termination of his employment with the Company and a services agreement dated March 23, 1999, relating to the provision of consulting services by Mr. Brown to the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended April 3, 1999, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

Company Stock Price Performance

   The following chart shows a comparison of cumulative total return for the Company's Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500") and the Hambrecht & Quist Technology Index-Semiconductor Sector ("HQTISS"). The total stockholder return assumes $100 invested on March 31, 1994 in Xilinx, Inc. Common Stock, the S&P 500 Composite Index and the HQTISS.

                [Chart of Comparison of Cumulative Total Return]

Measurement Period                          S&P          H&Q
(Fiscal Year Covered)        XILINX, INC.   500 INDEX    Semiconductor
-------------------          ------------   ---------    -------------
Measurement Pt- 1994         $100           $100         $100
FYE   1995                   $135.51        $115.57      $130.9
FYE   1996                   $190.51        $152.67      $142.47
FYE   1997                   $292.51        $182.93      $219.58
FYE   1998                   $224.62        $270.74      $236.25
FYE   1999                   $486.78        $320.72      $328.08

                      PAST RESULTS ARE NOT AN INDICATOR OF
                           FUTURE INVESTMENT RETURNS

                                 PROPOSAL TWO

                APPROVAL OF AN AMENDMENT TO THE 1997 STOCK PLAN

Proposal

   On May 26, 1999, the Board of Directors adopted an amendment to the 1997 Stock Plan (the "Plan") to (i) provide for an automatic annual increase in the number of shares available for issuance under the 1997 Stock Plan beginning on the first day of the Company's 2000 fiscal year and in each of the following four fiscal years thereafter equal to the lesser of (a) 4% of the sum of the number of shares of Common Stock outstanding on the last day of each preceding fiscal year plus any shares reacquired by the Company during such fiscal year,
(b) 10,000,000 shares, or (c) an amount determined by the Board, and (ii) make certain other amendments to the 1997 Stock Plan. As of April 3, 1999, 9,236,748 options or rights to purchase stock had been granted pursuant to the Plan.

   At the annual meeting, the stockholders are being asked to approve an amendment to the Plan and the reservation of shares thereunder.

   This amendment of the Plan has the effect of increasing the number of shares issuable pursuant to stock options by the Company and is proposed in order to give the Board of Directors flexibility to grant such stock options. The Company believes stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Xilinx have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these companies for experienced executives, sales and engineering personnel and must be able to offer comparable packages to attract the caliber of individual that the Company believes is necessary to achieve the Company's objectives. The Company's growth is partly responsible for the need to amend the Plan.

   All of the Company's employees, currently approximately 1,500, are eligible to participate in the Plan.

Summary of the 1997 Stock Plan

   General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and directors of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

   Administration. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator"). Option grants to non-employee directors ("Outside Directors") will be automatic and nondiscretionary.

   Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees and directors of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and directors to whom discretionary options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

   Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee or director may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 1,000,000 shares of Common Stock. The Plan further limits awards to provide that in any one fiscal year of the Company (beginning in 2000) (i) the number of shares that may be optioned to executive officers of the Company may not exceed 30% of the shares available under the Plan for that year, and (ii) no more than 300,000 shares may be issued pursuant to stock purchase rights.

   Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted; provided that the exercise price of options may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; and provided further, that the exercise price of an incentive stock option granted to a holder of 10% or more of the Company's Common Stock (a "10% stockholder") may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion accelerate the vesting of any outstanding option, although such acceleration may result in adverse accounting consequences for the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

     (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     (g) Nontransferability of Options: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (h) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

   Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the Company will be granted a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). Subject to the Plan, the Administrator determines the terms and conditions relating to stock purchase rights, including the price to be paid, the form of consideration, and the vesting.

   Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

   In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable.

   In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable.

   Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. In addition, the Company must obtain stockholder approval for any amendment which operates to (i) reduce the exercise of outstanding options, (ii) materially increase the number of shares of Common Stock available for issuance under the Plan, (iii) extend the maximum option period, or (iv) permit an option to be granted with an exercise price less than the then fair market value of the Company's Common Stock (other than in connection with a merger or other corporate transaction). No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held for more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. At the time of purchase, the restricted stock received upon exercise of the stock purchase rights is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the shares when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the shares are no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the shares on the date the shares are no longer subject to right of repurchase.

   The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e, within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the shares on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

   The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Participation in the 1997 Stock Plan

   The grant of options under the Plan to employees, including the Named Executive Officers, is subject to the discretion of the plan's administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to the grant of options under the 1997 Plan to the Named Executive Officers, Directors, to all current executive officers as a group, all current Directors who are not executive officers and to all other employees as a group during the last fiscal year.

                             AMENDED PLAN BENEFITS

                                1997 Stock Plan

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                                         Price
                                                                          Per
Name of Individual or Identity of Group and          Options             Share
Positions                                           Granted(#)          ($/sh.)
-------------------------------------------         ----------          --------
Willem P. Roelandts................................   500,400(1)(2)(3)  $  34.74
 President and Chief Executive Officer

R. Scott Brown.....................................       --                 --
 Former Senior Vice President, Worldwide Sales

Kris Chellam.......................................   340,000(3)(4)     $20.8492
 Senior Vice President, Finance and Chief Financial
  Officer

John L. Doyle......................................    24,000(7)        $33.3438
 Director

Philip T. Gianos...................................    24,000(7)        $33.3438
 Director

Steven D. Haynes...................................   100,000(1)(3)(5)  $30.6688
 Vice President, Worldwide Sales

William G. Howard, Jr..............................    24,000(7)        $33.3438
 Director

Frank S. Sanda.....................................    96,000(6)        $17.2813
 Director

Dennis Segers......................................   190,000(1)(3)(5)  $30.9030
 Senior Vice President and General Manager

Richard Sevcik.....................................   140,000(1)(3)     $30.0893
 Senior Vice President and General Manager

Gordon M. Steel....................................       --                 --
 Former Senior Vice President, Finance and Chief
  Financial Officer

Bernard V. Vonderschmitt...........................   120,000(6)(7)     $22.6188
 Director
All current executive officers as a group.......... 1,418,600           $29.6017
All current directors who are not executive
 officers as a group...............................   288,000           $23.5209
All other employees as a group..................... 7,540,348           $30.5518

--------
(1) Represents options granted on April 1, 1998 based on achievement of fiscal 1998 corporate and individual objectives.
(2) Represents options granted on October 15, 1998 and April 15, 1999 as part of the management incentive plan.
(3) Represents options granted on April 1, 1999 based on achievement of fiscal 1999 corporate and individual objectives.
(4) Represents options granted on July 27, 1998 based on a new-hire agreement.
(5) Represents options granted on November 24, 1998 based on promotion to an executive officer.
(6) Represents 96,000 initial options granted to outside Directors.
(7) Represents annual options granted to outside Directors.

Required Vote; Recommendation of the Board of Directors

   Affirmative votes constituting a majority of the Votes Cast will be required to approve the adoption of the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE
                                1997 STOCK PLAN.

                                PROPOSAL THREE

                     AMENDMENT TO 1990 EMPLOYEE QUALIFIED
                              STOCK PURCHASE PLAN

   As of April 3, 1999 there were 4,822,956 shares reserved for issuance under the Company's 1990 Employee Qualified Stock Purchase Plan (the "Purchase Plan"). During the year ended April 3, 1999, the Company issued 807,706 shares under the purchase plan. As of April 3, 1999, a total of 7,947,044 shares had been purchased under the Purchase Plan and 4,822,956 shares remained reserved for issuance thereunder (without giving effect to the increase in shares being proposed to the stockholders for approval at the Annual Meeting).

Proposal

   On May 26, 1999, the Board of Directors adopted an amendment to the Purchase Plan to increase the authorized number of shares issuable under the Purchase Plan by 1,000,000 for a total of 5,822,956 shares. The number of shares requested for approval has increased from the amount requested in 1998 primarily as a result of recently adopted accounting requirements, which require the Company to maintain a larger amount of available shares in the Purchase Plan. The Company does not currently expect actual shares issued in fiscal 2000 to approach the number of shares being requested for approval. At the annual meeting, the stockholders are being asked to approve this amendment to the Purchase Plan.

   The Board considers the additional shares necessary to fund the Purchase Plan for the future. The Board believes that participation by the Company's employees in the Purchase Plan promotes the success of the Company's business through broad-based equity ownership among the employees. The Board further believes that the Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company's Common Stock. As of April 3, 1999, approximately 86% of the employees were participating in the Purchase Plan.

   All of the Company's employees, currently approximately 1,500, are eligible to participate in the Purchase Plan, subject to minimal eligibility requirements described below.

Summary of the 1990 Employee Qualified Stock Purchase Plan

   Purpose. The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

   Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

   Eligibility. Any person who is employed by the Company (or any designated subsidiary) for at least 20 hours per week and more than five months in a calendar year shall be eligible to participate in the Purchase Plan, provided that the employee is employed on a given enrollment date and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees may become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least 10 days prior to the applicable enrollment date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering period.

   Offering Periods. The Purchase Plan is implemented by consecutive 24 month offering periods (other than the period starting January 1, 1999 which is a consecutive 25 month period) with a new offering period commencing on the first day of February and August of each year. Each offering period consists of four six-month exercise periods, with exercise dates occurring one day prior to the date six months, 12 months, 18 months and 24 months from the enrollment date. The Board of Directors may change the duration of any offering period without stockholder approval if it provides notice of such change at least 15 days prior to the scheduled beginning of the offering period affected.

   Purchase Price. The purchase price of the shares offered under the Purchase Plan in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market as of such date.

   Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during each offering period. The deductions elected may not exceed 15% nor fall beneath 2% of a participant's eligible compensation, which is defined in the Purchase Plan to include all regular straight time earnings and any payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation for a given offering period. A participant may discontinue participation in the Purchase Plan and may increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions commence on the first payday following the enrollment date and end on the last exercise date of the offering period unless sooner terminated as provided in the Purchase Plan.

   Grant and Exercise of Option. In general, the maximum number of shares placed under option to a participant in an exercise period is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Purchase Plan, the participant's option for the purchase of shares is exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

   No employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own and/or hold options to own 5% or more of the voting securities of the Company nor shall an employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

   Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on an exercise date than on the enrollment date for the offering period, all participants shall be deemed to have withdrawn from the offering period after the exercise of their option on such exercise date and to have enrolled as participants in a new offering period which begins on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

   Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise an option under the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period.

   Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the Purchase Plan.

   Adjustments Upon Changes in Capitalization. In the event any change is made in the Company's capitalization pursuant to a stock split or stock dividend, appropriate adjustments will be made by the Board of

Directors to the number of shares subject to purchase under the Purchase Plan and in the purchase price per share.

   Amendment or Termination. The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (other than in limited circumstances set forth in the Purchase Plan) termination shall not affect options previously granted prior thereto, and no amendment may make any change in any option previously granted. In addition, stockholder approval for any amendment must be obtained to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or Section 423 of the Code. In any event, the Purchase Plan shall terminate in 2010.

Federal Tax Information

   The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of option grant, and more than one year from the date the shares are purchased by him or her, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be short-term capital gain or loss. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two years from date of grant or one year from the date of acquisition.

   The foregoing summary of the effect of federal income taxation upon the participation and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Participation in the 1990 Employee Qualified Stock Purchase Plan

   Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the Purchase Plan for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

                             AMENDED PLAN BENEFITS

                  1990 Employee Qualified Stock Purchase Plan

                                                                      Payroll
                                               Number of             Deductions
                                                Shares                 as of
 Name of Individual or Identity of Group and   Purchased   Dollar      Fiscal
                   Position                       (#)    Value($)(1)  Year End
 -------------------------------------------   --------- ----------- ----------
Willem P. Roelandts...........................    1,504  $    4,344  $   13,117
 President, Chief Executive Officer

R. Scott Brown................................      --          --          --
 Former Senior Vice President, Worldwide Sales

Kris Chellam..................................      --          --   $   14,063
 Senior Vice President Finance and Chief
  Financial Officer

Steven D. Haynes..............................    1,388  $    3,539  $    8,359
 Vice President, Worldwide Sales

Dennis Segers.................................    1,488  $    9,670  $    9,668
 Senior Vice President and General Manager

Richard Sevcik................................    1,294  $    3,299  $   14,175
 Senior Vice President and General Manager

Gordon M. Steel...............................    1,202  $    3,065         --
 Former Senior Vice President, Finance and
  Chief Financial Officer

All current executive officers as a group
 including but not limited to officers named
 in table.....................................    9,716  $   50,389  $   71,744

All other employees as a group................  797,990  $8,147,686  $2,999,375

--------
(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

Required Vote; Recommendation of the Board of Directors

   Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendment to the Purchase Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                      THE AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending April 1, 2000 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote; Recommendation of the Board of Directors

   Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                             FOR FISCAL YEAR 2000.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          The Board of Directors

Dated: June 23, 1999

                                                                      1043-PS-99

                                 XILINX, INC.

                               1997 STOCK PLAN*


     1. Purposes of the Plan.  The purposes of this Stock Plan are:

        . to attract and retain the best available personnel for positions of substantial responsibility,

        .  to provide additional incentive to Employees and Directors, and

        .  to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors.

     2. Definitions.  As used herein, the following definitions shall apply:

        (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "Board" means the Board of Directors of the Company.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f) "Common Stock" means the common stock of the Company.

        (g) "Company" means Xilinx, Inc., a Delaware corporation.

        (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

----------------
     * As amended August 6, 1998, [August 6, 1999] and adjusted to reflect stock split as of March 11, 1999.

        (i) "Director" means a member of the Board.

        (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

        (k) "Employee" means any person, including Executive Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m) "Executive Officer" means a person who is an executive officer of the Company, within the meaning of Exchange Act Rule 3b-7 (or any successor provision).

        (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)  "Inside Director"  means a Director who is an Employee.

        (q) "Issued Shares" means the number of Shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year, plus any Shares reacquired (including by operation of the Plan) by the Company during the fiscal year that ends on such date.

        (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (s) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (t)  "Option" means a stock option granted pursuant to the Plan.

        (u) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

        (w) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (x)  "Outside Director" means a Director who is not an Employee.

        (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (z)  "Plan" means this 1997 Stock Plan.

        (aa) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (bb) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (cc) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (dd) "Section 16(b)" means Section 16(b) of the Exchange Act.

        (ee) "Service Provider" means an Employee, Director or Consultant.

        (ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

        (gg) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (hh) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Sections 6(d) and 14 of the Plan, the maximum aggregate number of Shares which may be optioned and/or sold under the Plan is 9,500,000 Shares, plus the 2,287,463 Shares which had been reserved but remained unissued at the expiration of the 1988 Stock Option Plan (as amended, the "1988 Plan"), and an annual increase to be made on the first day of the 2000 fiscal year and of each of the following four fiscal years thereafter equal to the lesser of: (i) 4% of the Issued Shares; (ii) ten million Shares; or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. In addition, the Plan shall include any Shares which are returned to the 1988 Plan as a result of termination of options under the 1988 Plan (as of May 20, 1999, there were 22,172,830 outstanding options under the 1988 Plan).

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that Shares of Restricted Stock which are repurchased by the Company at their original purchase price shall become available for future grant under the Plan.

     4. Administration of the Plan. The Plan shall be administered by the Board and/or by one or more Committees of the Board. The Board and/or Committee(s) may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan and may grant authority to such persons to execute agreements or other documents under this Plan on behalf of a Committee or the Board.

        (a)  Procedure.

             (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

             (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

             (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

             (iv) Grants to Outside Directors. All grants of Options to Outside Directors made pursuant to Section 13 of the Plan shall be automatic and nondiscretionary.

             (v) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) one or more Committees, which committee(s) shall be constituted to satisfy Applicable Laws.

        (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)    to determine the Fair Market Value of Common Stock;

            (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

            (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

            (iv)   to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

             (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (viii) to modify or amend each Option or Stock Purchase Right (subject to Section 16(b) and (c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

            (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Directors. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

            (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

            (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

            (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

        (d) The following limitations shall apply under the Plan:

            (i) In the Company's 2000 fiscal year, and in each fiscal year thereafter during the term of the Plan, no more than 30% of the Shares that become available under the Plan in such year may be optioned to Executive Officers of the Company.

            (ii) No more than 300,000 Shares shall be issued in any fiscal year of the Company pursuant to Stock Purchase Rights under this Plan.

     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

        (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (iv) Unless approved by shareholders, the exercise price of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by other means, except that this provision shall not be deemed to require shareholder approval of any adjustments pursuant to Section 14 of the Plan.

        (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i)    cash;

            (ii)   check;

            (iii)  promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

            (vii)  any combination of the foregoing methods of payment; or

            (viii) such other consideration and method of payment for the issuance of Shares as the Administrator may determine to the extent permitted by Applicable Laws.

     10. Exercise of Option.

         (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (ii) full payment for the Shares with respect to which the Option is exercised, (iii) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations; and (iv) in the event that the Option shall be exercised pursuant to Section 10(d) by any person or persons other than the Service Provider, appropriate proof of the right of such person or persons to exercise the Option. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

         Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

         (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         (b) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising a Stock Purchase Right, including the method of payment. Such consideration may consist entirely of:

             (i)   cash;

             (ii)  check;

             (iii) promissory note;

             (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (v) a reduction in the amount of any Company liability to the purchaser, including any liability attributable to the purchaser's participation in any Company-sponsored deferred compensation program or arrangement;

            (vi)   any combination of the foregoing methods of payment; or

            (vii) such other consideration and method of payment for the issuance of Shares as the Administrator may determine to the extent permitted by Applicable Laws.

         (c) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the purchaser's ceasing to be a Service Provider. The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

         (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

         (e) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

     12. Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Automatic Option Grants to Outside Directors.

         (a) First Option. Each Outside Director who becomes an Outside Director after the effective date of this Plan shall be automatically granted a Nonstatutory Stock Option to purchase 48,000 Shares (the "First Option") on the date of the first meeting of the Board at which that Outside Director participates as a Director (the "Initial Grant Date"), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

         (b) Subsequent Option. Each Outside Director shall be automatically granted a Nonstatutory Stock Option to purchase 12,000 Shares (a "Subsequent Option") on the first business day of each calendar year, provided that for any Director who became an Outside Director during the previous calendar year, such Subsequent Option shall be pro-rated for the period served.

         (c) Terms of Options. The terms of First Options and Subsequent Options granted hereunder shall be as follows:

             (i) the term and vesting period of each Option shall be determined by the Administrator and set forth in the Option Agreement.

             (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant.

             (iii) the Option shall be exercisable only while the Outside Director remains an Outside Director, or within seven (7) months of the date the Outside Director ceases to serve as an Outside Director, except, in the case of death or disability, the Option shall remain exercisable as set forth in Sections 10(c) and (d) of the Plan.

         (d) Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares for which Options may be granted to all Directors may not exceed 20% of the total number of Shares for which Options may be granted under the Plan.

         (e) The maximum number of Shares for which Options may be granted to any one Director in any single calendar year shall not exceed five percent (5%) of the total number of Shares for which Options may be granted under the Plan.

     14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

         (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     15. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     16. Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) Stockholder Approval. Notwithstanding paragraph (a) above, except as permitted by Section 14, the Board may not, without prior approval of the shareholders of the Company, make any amendment which operates: (i) to reduce the exercise price of outstanding Options or amend the provisions of Section 9(a)(iv) relating to repricing of options; (ii) to materially increase the number of Shares of Common Stock which may be issued under the Plan; (iii) to extend the maximum option period; or (iv) to permit an option to be granted with an exercise price of less than Fair Market Value, other than in connection with a merger or other corporate transaction.

         (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     17. Conditions Upon Issuance of Shares.

         (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20. Stockholder Approval. To the extent Stockholder consent is required herein or under applicable laws, such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                1997 STOCK PLAN

                            STOCK OPTION AGREEMENT

    Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT
    ----------------------------

[Optionee's Name and Address]

    You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

    Grant Number                   _________________________

    Date of Grant                  _________________________

    Vesting Commencement Date      _________________________

    Exercise Price per Share       $________________________

    Total Number of Shares Granted _________________________

    Total Exercise Price           $_________________________

    Type of Option:                ___    Incentive Stock Option

                                   ___    Nonstatutory Stock Option

    Term/Expiration Date:          _________________________


    Vesting Schedule:

    This Option may be exercised, in whole or in part, in accordance with the following schedule:

    [25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates].

    Termination Period:

    This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II. AGREEMENT
    ---------

    1   Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

        If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

    2   Exercise of Option.

        (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

        (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

    3   Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

        (a) cash; or

        (b) check; or

        (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

        (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

    4   Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    5   Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

    6   Tax Consequences.  Some of the federal tax consequences relating to this
Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a) Exercising the Option.

            (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

        (b) Disposition of Shares.

            (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

            (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

        (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

    7   Entire Agreement; Governing Law.  The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

    8   NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

    By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the

Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                           XILINX, INC.



____________________________        ____________________________________
Signature                           By

____________________________        ____________________________________
Print Name                          Title

____________________________
Residence Address

____________________________

                               CONSENT OF SPOUSE
                               -----------------

    The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                              _______________________________________
                              Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                                1997 STOCK PLAN

                                EXERCISE NOTICE


Xilinx, Inc.
2100 Logic Drive
San Jose, CA  95124

Attention:  Secretary

    1   Exercise of Option.  Effective as of today, ________________, ____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Xilinx, Inc. (the "Company") under and pursuant to the 1997 Stock Plan (the "Plan") and the Stock Option Agreement dated __________, ____ (the "Option Agreement"). The purchase price for the Shares shall be $_____________, as required by the Option Agreement.

    2   Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price for the Shares.

    3   Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

    4   Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

    5   Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6   Entire Agreement; Governing Law.  The Plan and Option Agreement are
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:                       Accepted by:

PURCHASER:                          XILINX, INC.


____________________________        _________________________________
Signature                           By

____________________________        _________________________________
Print Name                          Its


Address:                            Address:
-------                             -------

____________________________        2100 Logic Drive
____________________________        San Jose, CA  95124


                                    _________________________________
                                    Date Received

                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                                  XILINX, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated June 23, 1999, and hereby appoints Willem P. Roelandts and Robert C. Hinckley, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Xilinx to be held on August 6, 1999, at 11:00 a.m., local time, at Xilinx, Inc., 2100 Logic Drive, San Jose, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF BERNARD V. VONDERSCHMITT, WILLEM P. ROELANDTS, JOHN L. DOYLE, PHILIP T. GIANOS, WILLIAM G. HOWARD, JR., AND FRANK S. SANDA AS DIRECTORS OF XILINX; FOR THE AMENDMENT TO THE XILINX 1997 STOCK PLAN; FOR THE AMENDMENT TO THE XILINX 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   ELECTION OF DIRECTORS:

Nominees: Bernard V. Vonderschmitt, Willem P. Roelandts, John L. Doyle, Philip
          T. Gianos, William G. Howard, Jr. and Frank S. Sanda.

FOR ALL NOMINEES LISTED ABOVE [_]      [_]  WITHHOLD AUTHORITY TO VOTE FOR ALL
                                            NOMINEES LISTED ABOVE

[_]  ______________________________    [_]  MARK HERE FOR ADDRESS CHANGE AND
     For all nominees except as noted       NOTE BELOW
     above

2. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE XILINX 1997 STOCK PLAN TO PROVIDE FOR AN AUTOMATIC ANNUAL INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1997 STOCK PLAN BEGINNING IN 2000 AND CONTINUING THROUGH 2004:

     [_]    FOR            [_]    AGAINST         [_]    ABSTAIN

3. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE XILINX 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES:

     [_]    FOR            [_]    AGAINST         [_]    ABSTAIN


4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF XILINX FOR THE FISCAL YEAR ENDING APRIL 1, 2000:

     [_]    FOR            [_]    AGAINST         [_]    ABSTAIN

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:___________   Date:___________   Signature:_________   Date:__________